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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): March 6, 1998
                                                           -------------

                              EASTON BANCORP, INC.
           -----------------------------------------------------------
                            (Exact name of registrant
                          as specified in its charter)

      Maryland                      33-43317                  52-1745344
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   (State or other                (Commission              (I.R.S. Employer
     jurisdiction                  File Number)            Identification No.)
  of incorporation)

501 Idlewild Avenue, Easton, Maryland                           21601
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 (Address of principal executive offices)                    (Zip Code)




       Registrant's telephone number, including area code: (410) 819-0300
                                                           --------------



                                       N/A
      ---------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

         On March 6, 1998, Thomas P. McDavid, the President and a director of Easton Bancorp, Inc. (the "Company") and the President, Chief Executive Officer and a director of its wholly-owned subsidiary, Easton Bank & Trust Company (the "Bank"), resigned as an officer and a director of the Company and the Bank and terminated his employment with the Bank. In connection with Mr. McDavid's resignation, Mr. McDavid will receive his base salary as well as health and disability insurance from the Bank for a period of up to twelve months from the date of his resignation.

         The Company is in the process of hiring an individual to fill the positions vacated by Mr. McDavid's resignation. Delia B. Denny, the Senior Vice President of the Bank, will serve on an interim basis as the President and Chief Executive Officer of the Bank. The Company has decided not to appoint an interim President of the Company. W. David Hill, the Chairman of the Board and the Chief Executive Officer of the Company, will perform, on an interim basis, any functions and duties otherwise typically performed by the President of the Company.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        EASTON BANCORP, INC.
                                        --------------------
                                        (Registrant)




                                By:/s/   W. David Hill
                                   -------------------------------------------
                                Name:    W. David Hill
                                Title:   Chairman of the Board; Principal
                                         Executive Officer

Dated:      March 16, 1998
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